PRESS RELEASE
Contacts:	Analytical Surveys, Inc.	Pfeiffer High Investor Relations, Inc.
	Lori Jones	Geoff High
	Chief Executive Officer	303/393-7044
	210/657-1500	geoff@pfeifferhigh.com

ANALYTICAL SURVEYS

RECEIVES NASDAQ DEFICIENCY NOTICE RELATED TO LISTING REQUIREMENTS

SAN ANTONIO, Texas -- July 27, 2006 -- Analytical Surveys, Inc. (ASI) (Nasdaq: ANLT), today announced that it received notice on July 21, 2006, from the Nasdaq Stock Market indicating that the Company is not in compliance with one of Nasdaq's requirements for continued listing because the bid price of the Company's common stock has closed below the minimum $1.00 per share requirement for the previous 30 consecutive business days. Nasdaq requires compliance with the minimum bid price for continued inclusion under Nasdaq Marketplace Rule 4310(c)(4) (the "Rule"). Such a notice is routinely issued when a listed company does not meet the minimum bid requirement. The notice has no effect on the listing of the Company's common stock at this time. In accordance with Nasdaq Marketplace Rule 4310(c)(8)(d), the Company will be provided 180 calendar days, or until January 17, 2007, to regain compliance. If at any time before January 17, 2007, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Nasdaq may determine that the Company has exhibited compliance with the Rule. If compliance with Rule cannot be demonstrated by January 17, 2007, and the Company meets the initial listing criteria of the Nasdaq Capital Market, the Company will be granted an additional 180 calendar day compliance period. If the Company is not eligible for the additional compliance period, Nasdaq will notify the Company that its securities will be delisted. The Company may appeal such determination to Nasdaq's Listing Qualifications Panel. Until the Company exhibits compliance with the Rule, Nasdaq and third party providers of market data information will broadcast an indicator of the Company's non-compliance.

"Maintaining our listing on the Nasdaq Stock Market is important to us and our efforts to build long-term shareholder value," said Lori Jones, chief executive officer. "We are working diligently to build our oil and gas business in order to generate positive operating results. The transition of our business model obviously involves challenges in the short term, but we believe we have made investments that will prove favorable to the Company and our shareholders during fiscal 2007. We are in the final stages of completing most of our GIS contracts, and plan to sharpen our focus on the energy sector going forward."

About ASI

Analytical Surveys Inc. (ASI) (Nasdaq: ANLT), formerly a provider of utility-industry data collection, creation and management services for the geographic information systems (GIS) markets has recently transitioned its focus toward the development of oil and gas opportunities. ASI's Energy Division is focused on expansion into high-quality exploratory and developmental drilling opportunities and purchases of proven reserves with upside potential attributable to behind-pipe reserves, infill drilling, deeper reservoirs and field extension opportunities. ASI is headquartered in San Antonio, Texas. For more information, visit www.anlt.com and www.asienergy.com.

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding the Company's strategy, future sales, future expenses and future liquidity and capital resources. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. The Company's actual results could differ materially from those discussed in this press release. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1. Business--"risk factors" and elsewhere in the Company's Annual Report on Form 10-KSB.